Exhibit 32.2


                                  Certification
            Pursuant to Section 906 Of The Sarbanes-Oxley Act Of 2002
              (Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of XOMA Ltd. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date:  August 13, 2003       /s/ Peter B. Davis
                             ------------------
                             Peter B. Davis
                             Vice President, Finance and Chief Financial Officer

This certification will not be deemed filed for purposes of Section 18 of the Exchange Act (15 U.S.C. 78), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.